UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2011

Options Media Group Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-147245	26-0444290
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 NW 13th Street, Suite 300 Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 314-3479

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.
Item 2.01                      Completion of Acquisition or Disposition of Assets.
Item 3.02                      Unregistered Sales of Equity Securities.

On July 15, 2011, Options Media Group Holdings, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with Cellular Spyware, Inc. (“CSI”) and Anthony Sasso (“Sasso”).  In connection with the Agreement, the Company purchased all of the intellectual property to the anti-texting software owned by CSI (the “Assets”). The Company had previously licensed the Assets and had all rights to North America, South America and Central America.  As a result of the Agreement, the Company now owns all worldwide rights to the Assets.  As consideration for the Assets, the Company paid to CSI $300,000 in cash, a $450,000 promissory note (the “Note”) and 25 million shares of the Company’s common stock (subject to a Lock-Up/Leak-Out Agreement as described below) (the “Consideration Shares”).  The Note is payable in 17 monthly installments of $25,000 beginning August 20, 2011.

On July 15, 2011, the Company entered into a Settlement and Release Agreement with Sasso (the “Release Agreement”) whereby Sasso released the Company from any claims arising from his employment, including any potential severance.  In consideration for entering into the Release Agreement, the Company immediately vested Sasso’s outstanding Series C preferred stock (which is convertible into 42,749,787 shares).  Sasso agreed to a Lock-Up/Leak-Out Agreement (the “Lock-Up”) which limits the sales of Sasso’s shares to: (i) 10,000,000 shares during the first month following entering into the Lock-Up and (ii) beginning August 1, 2011 (and in every calendar month thereafter), 10% of the total trading volume of the Company’s common stock for the prior calendar month.  In connection with the Release Agreement and Lock-Up, the Company filed a registration statement on Form S-8 prior to filing this Form 8-K registering 10,000,000 of Mr. Sasso’s shares.  Additionally, CSI and Sasso agreed to a Lock-Up/Leak-Out Agreement (the “CSI Lock-Up”) which limits the sales of the Consideration Shares to 10% of the average trading volume for the Company’s common stock for the prior 30 day period beginning on August 15, 2011 and every 30 day period thereafter.

On July 15, 2011, three Series C preferred stock holders converted their preferred stock and the Company issued 87,499,575 shares of common stock.  The issuances of common stock and the Note which are reported in this Form 8-K have not been registered under the Securities Act of 1933 (the “Act”) and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Act and Rule 506 promulgated thereunder. The investors were accredited and there was no general solicitation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPTIONS MEDIA GROUP HOLDINGS, INC.

Date: July 25, 2011	By:	/s/ Scott Frohman
Name: Scott Frohman
Title: Chief Executive Officer